Exhibit 99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and in connection with the attached Report of Excelsior Venture Partners III, LLC, a Delaware limited liability company (the “registrant”) on Form N-CSR to be filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of the registrant does hereby certify that, to the best of such officer’s knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant as of, and for, the periods presented in the Report.

Dated:	07/07/11	/s/ James D. Bowden
James D. Bowden, President and Chief
Executive Officer

Dated:	07/07/11	/s/ Steven L. Suss
Steven L. Suss, Treasurer and Chief
Financial Officer